Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (A) IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT, OR (II) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (B) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE.

BLUE GOLD LIMITED

UNSECURED PROMISSORY NOTE

Issuance Date: August 28, 2026	Original Principal Amount: $1,500,000

FOR VALUE RECEIVED, Blue Gold Limited, a Cayman Islands exempted company (the “Company”), hereby promises to pay to the order of $250,000, or its registered assigns (the “Holder”), the amount set forth above as the Original Principal Amount (as reduced by any payments or prepayments made in accordance with this Note, the “Principal”) and all interest accrued hereunder (the “Interest”) at the Interest Rate when due on November 30, 2026 (the “Maturity Date”), or earlier as provided in this Note. This unsecured promissory note (including any promissory notes issued in exchange, transfer or replacement hereof, this “Note”) is issued pursuant to that certain Securities Purchase Agreement, dated as of August 28, 2026 (the “Securities Purchase Agreement”), by and among the Company and the investors referred to therein, as amended from time to time. The aggregate original principal amount of all promissory notes issued pursuant to the Securities Purchase Agreement shall not exceed $1,500,000. Certain capitalized terms used herein are defined in Section 22 and capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

1. PAYMENT OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder in cash an amount equal to all outstanding Principal and all accrued and unpaid Interest. Unless otherwise expressly permitted by this Note, the Company may not prepay any portion of the outstanding Principal or accrued and unpaid Interest without the Holder’s prior written consent.

2. INTEREST; INTEREST RATE

(a) This Note shall bear interest at the rate of ten percent (10%) per annum (the “Interest Rate”) on the outstanding Principal.

(b) Interest on this Note shall commence accruing on the Issuance Date. Interest shall be computed on the basis of a 360-day year and twelve 30-day months. Interest shall be due and payable in cash with the Principal on the Maturity Date or earlier upon acceleration or permitted prepayment.

3. EVENTS OF DEFAULT

(a) Events of Default. Each of the following events shall constitute an “Event of Default”:

the Company fails to pay any Principal or Interest when due and such failure continues for three (3) Business Days after written notice from the Holder;

the Company breaches any material covenant or other material obligation under this Note and fails to cure such breach within ten (10) Business Days after written notice from the Holder;

the Company fails to pay when due any Indebtedness in excess of $1,000,000 or any such Indebtedness is accelerated before its stated maturity;

the Company commences any bankruptcy, insolvency, reorganization, liquidation or similar proceeding; any such proceeding is commenced against the Company and is not dismissed within sixty (60) days; the Company makes an assignment for the benefit of creditors; or the Company admits in writing its inability to pay its debts generally as they become due; or

a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company and are not, within sixty (60) days after entry, bonded, discharged, settled or stayed pending appeal, or are not discharged within sixty (60) days after expiration of such stay.

(b) Acceleration. Upon the occurrence of an Event of Default, the Holder may, by written notice to the Company, declare all outstanding Principal and accrued and unpaid Interest immediately due and payable. If an Event of Default arises from bankruptcy, insolvency, reorganization or liquidation, all outstanding Principal and accrued and unpaid Interest shall become immediately due and payable without notice or demand. The Holder may exercise any other rights and remedies available at law or in equity or under this Note.

4. PREPAYMENT AND REDEMPTION The Company may prepay all or any portion of the outstanding Principal before the Maturity Date only with the Holder’s prior written consent. Any permitted prepayment shall be made in cash and shall include the Principal being prepaid and all Interest accrued and unpaid on such Principal through the date of payment. The Holder’s rights to accelerate this Note following an Event of Default are set forth in Section 3.

5. Reserved

6. COVENANTS. Until all Principal and accrued and unpaid Interest under this Note have been paid in full, the Company shall comply with the following covenants:

(a) Rank. All obligations under this Note are unsecured and rank at least pari passu with all other unsecured and unsubordinated Indebtedness of the Company, other than obligations mandatorily preferred by law.

(b) Restricted Payments. The Company shall not, directly or indirectly, declare or pay any dividend or other distribution on its share capital, redeem or repurchase any share capital, or repay any Indebtedness other than this Note, if an Event of Default has occurred and is continuing or would result from such payment.

(c) Maintenance. The Company shall preserve its existence and maintain its properties, rights, privileges and insurance reasonably necessary to conduct its business.

7. MOST FAVORED NATION. If, before all amounts due under this Note have been paid in full, the Company issues or agrees to issue any debt or equity securities to any other person on economic terms more favorable than the economic terms of this Note, including as to interest rate, maturity, repayment, fees, discounts, redemption, warrants or other economic terms, the Holder shall be entitled, at its option, to receive the benefit of those more favorable terms. The Company shall promptly give the Holder written notice of, and a copy of the definitive documentation.

8. AMENDING THE TERMS OF THIS NOTE The prior written consent of the Holder shall be required for any change, waiver or amendment to this Note.

9. TRANSFER. This Note and any portion of the outstanding Principal may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject to applicable securities laws and Section 3.2(k) of the Securities Purchase Agreement.

10. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company shall promptly issue and deliver upon the order of the Holder a new Note representing the outstanding Principal being transferred and, if less than the entire outstanding Principal is being transferred, a new Note to the Holder representing the outstanding Principal not being transferred.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes in principal amounts of at least $1,000 representing in the aggregate the outstanding Principal of this Note, and each such new Note shall represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on its face, the Principal remaining outstanding or the Principal designated by the Holder, as applicable, (iii) shall have an issuance date that is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall accrue Interest from the Issuance Date.

11. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the computation thereof shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company. The Company acknowledges that a breach by it of its obligations hereunder shall cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note, including its payment obligations and covenants.

12. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If this Note is placed in the hands of an attorney for collection or enforcement, is collected or enforced through any legal proceeding, or the Holder otherwise takes action to collect amounts due under this Note or enforce its provisions, or if there occurs any bankruptcy, reorganization, receivership of the Company or other proceeding affecting Company creditors’ rights and involving a claim under this Note, the Company shall pay the costs incurred by the Holder in connection with that collection, enforcement or proceeding, including reasonable attorneys’ fees and disbursements.

13.CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against either party as the drafter. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun includes the masculine, feminine, neuter, singular and plural forms. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note. Unless expressly indicated otherwise, all section references are to sections of this Note.

14.FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

15.NOTICES; CURRENCY; PAYMENTS.

a. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of any Event of Default and any material action taken pursuant to this Note.

b. Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

c. Payments. Whenever any payment of cash is to be made by the Company to any recipient pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by certified check sent via overnight courier to such recipient at the address previously provided to the Company in writing, provided that the Holder may elect to receive payment by wire transfer of immediately available funds by providing prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by this Note is due on a day that is not a Business Day, it shall instead be due on the next succeeding Business Day.

16. CANCELLATION. After all Principal, accrued Interest and other amounts owing under this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

17. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

18.GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein.

The Company hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall limit the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations under this Note or to enforce a judgment or other court ruling in favor of the Holder. The Company hereby appoints Lucosky Brookman LLP, legal counsel to the Company, as its agent for service of process in New York.

THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY. The Company and its properties, assets and revenues do not have any right of immunity under New York law from any legal action, suit or proceeding, from the giving of any relief in any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any New York or United States federal court, from service of process, attachment upon or prior to judgment, attachment in aid of execution of judgment, execution of a judgment, or other legal process or proceeding for the giving of any relief or enforcement of a judgment.

19.	JUDGMENT CURRENCY.

a. If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 19 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

i. the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that shall give effect to such conversion being made on such date; or

ii. the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 19(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

b. If in the case of any proceeding in the court of any jurisdiction referred to in Section 19(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, shall produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

c. Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

20. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties shall endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

21. MAXIMUM PAYMENTS. Without limiting any provision of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

22. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b)”Excluded Securities” means any Ordinary Shares or Ordinary Share Equivalents issued or issuable by the Company: (i) in connection with any employee, consultant or director equity incentive plan or similar arrangement approved by the Board of Directors; (ii) upon exercise or conversion of any securities outstanding as of the Issuance Date; or (iii) pursuant to any equity line of credit or similar arrangement entered into prior to the Issuance Date.

(c)”Indebtedness” means, with respect to any person or entity, (i) all indebtedness for borrowed money, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all obligations under capital leases, and (iv) all guarantees of any of the foregoing.

(d)”Ordinary Share Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

(e)”Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(f)”Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of August 28, 2026, by and among the Company and the investors referred to therein, as amended from time to time.

(g)”Transaction Documents” means this Note, the Securities Purchase Agreement and any other definitive documents executed in connection with the bridge note financing.

23. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company, the Company shall, on or prior to 9:30 a.m., New York City time, on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. If the Company believes that a notice contains material, non-public information, it shall indicate that in writing; in the absence of such indication, the Holder shall be entitled to presume that the information does not constitute material, non-public information relating to the Company.

24. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be duly executed as of the Issuance Date set out above.

BLUE GOLD LIMITED

By:	/s/ Andrew Cavaghan
Name:	Andrew Cavaghan
Title:	Chief Executive Officer

[Signature Page to Unsecured Promissory Note]